EXECUTION COPY
Exhibit 1.1
UNDERWRITING AGREEMENT
August 3, 2005
U.S. Bancorp
USB Capital VII
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:
     We (the “Representatives”) understand that USB Capital VII, a statutory trust formed under the laws of the State of Delaware (the “Trust”), and U.S. Bancorp, a Delaware corporation, as sponsor of the Trust and as guarantor (the “Guarantor”), propose that the Trust issue and sell to the several underwriters named in Schedule I (the “Underwriters”) 12,000,000 5.875% Trust Preferred Securities (liquidation amount $25 per Preferred Security) with an aggregate liquidation amount of $300,000,000 (the “Firm Securities”) representing preferred beneficial interests in the Trust. In addition, the Guarantor and the Trust grant to the Underwriters the right to request the opportunity to purchase up to an additional 1,800,000 Trust Preferred Securities (the “Optional Securities,” and together with the Firm Securities, the “Offered Securities”). The Offered Securities are fully and unconditionally guaranteed by U.S. Bancorp. The Guarantor will be the owner of all of the beneficial ownership interests represented by the common securities (liquidation amount $25 per common security) issued by the Trust (the “Common Securities”). Proceeds from the sale of the Offered Securities to the Underwriters and from the concurrent sale of the Common Securities to the Guarantor will be used to purchase 5.875% Junior Subordinated Debentures of the Guarantor (the “Junior Subordinated Debentures”), due 2035. The Junior Subordinated Debentures will be issued by the Guarantor pursuant to a Junior Subordinated Indenture (the “Indenture”) dated as of April 28, 2005, as amended, between the Guarantor and Delaware Trust Company, National Association as trustee (the “Debenture Trustee”).
     The Guarantor will, through the Indenture, the Junior Subordinated Debentures, the Amended and Restated Trust Agreement dated as of August 15, 2005 (the “Trust Agreement”) among the Guarantor, as Sponsor to the Trust, Delaware Trust Company, National Association, as Delaware Trustee and Property Trustee, and the Administrative Trustees named therein (collectively, the “Trustees”), the Guarantee Agreement dated as of August 15, 2005 (the “Guarantee”) between the Guarantor and Delaware Trust Company, National Association, as trustee (the “Guarantee Trustee”), taken together, fully, irrevocably and unconditionally guarantee on a subordinated basis all of the Trust’s obligations under the Offered Securities.
     Subject to the terms and conditions set forth herein and incorporated by reference herein, the Guarantor and the Trust hereby agree that the Guarantor shall sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase the numbers of the Firm Securities set forth opposite the name of such Underwriter at a purchase price of $24.2125 per Firm Security, plus accrued distributions, if any (collectively the “Purchase Price”). In addition, subject to the terms and conditions set forth herein and incorporated by reference herein, the Guarantor and the Trust grant to the Underwriters the right to request the opportunity to purchase the Optional Securities at a purchase price of $24.2125 per Optional Security, plus accrued distributions, if any. The opportunity to purchase the Optional Securities hereunder is for use by the Underwriters solely for the purpose of covering over-allotments in the sale of the Firm Securities. The right to request the opportunity to purchase the Optional Shares may be exercised at any time upon notice by the Representatives to the Guarantor and the Trust, which notice may be given at any time within 30 days from the date of this document.
     The Offered Securities shall have the terms set forth in the Prospectus Supplement dated August 3, 2005.
     Except as otherwise provided herein, all the provisions contained in the document entitled “U.S. Bancorp Underwriting Agreement Standard Provisions (Capital Securities) (August 3, 2005)” (the “Standard Underwriting Agreement”) are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Standard Underwriting Agreement.
     Certificates for the Firm Securities purchased by each Underwriter shall be delivered by or on behalf of the Guarantor to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the Purchase Price therefor in federal (same day) funds, on the “Closing Date,” which shall be 10:00 AM (New York City time) on August 15, 2005 at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place and time as the Representatives, the Guarantor and the Trust may agree upon in writing. Delivery to the Underwriters of and payment to the Guarantor for any Optional Securities to be purchased by the Underwriters shall be made at the aforementioned offices of Simpson Thacher & Bartlett LLP, or at such other place and time as the Representatives, the Guarantor and the Trust may agree upon in writing, at such time on such date, which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than three business days after the giving of the notice to exercise the option of the Underwriters.
     This document may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.

2

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

CITIGROUP GLOBAL MARKETS INC. MORGAN STANLEY & CO. INCORPORATED Acting severally on behalf of themselves and as representatives of the several Underwriters named in Schedule I annexed hereto.
By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Dennis P. O’Rourke
	Name:	Dennis P. O’Rourke
	Title:	Vice President

Accepted by:

U.S. BANCORP, as Guarantor

By:	/s/ Kenneth D. Nelson

Name: Kenneth D. Nelson
Title: Senior Vice President

USB CAPITAL VII

By: U.S. Bancorp, as Sponsor

By:	/s/ Kenneth D. Nelson

Name: Kenneth D. Nelson
Title: Senior Vice President

3

SCHEDULE I

Underwriters’
Commitment
Morgan Stanley & Co. Incorporated	1,743,000
Citigroup Global Markets Inc.	1,743,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,743,000
UBS Securities LLC	1,743,000
Wachovia Capital Markets, LLC	1,743,000
A.G. Edwards & Sons, Inc.	600,000
RBC Dain Rauscher Inc.	600,000
Charles Schwab & Co., Inc.	600,000
Banc of America Securities LLC	67,500
BB&T Capital Markets, A division of Scott & Stringfellow, Inc.	67,500
Bear, Stearns & Co. Inc.	67,500
Credit Suisse First Boston LLC	67,500
Deutsche Bank Securities Inc.	67,500
H&R Block Financial Advisors, Inc.	67,500
HSBC Securities (USA) Inc.	67,500
KeyBanc Capital Markets, A Division of McDonald Investments Inc.	67,500
Legg Mason Wood Walker, Incorporated	67,500
Lehman Brothers Inc.	67,500
Oppenheimer & Co. Inc.	67,500
Piper Jaffray & Co.	67,500
TD Waterhouse Investor Services, Inc.	67,500
Advest, Inc.	22,500
Crowell, Weedon & Co.	22,500
D.A. Davidson & Co.	22,500
Davenport & Company LLC	22,500
First Southwest Company	22,500
Huntleigh Securities Corporation	22,500
Hutchinson, Shockey, Erley & Co.	22,500
Janney Montgomery Scott LLC	22,500
J.J.B. Hilliard, W.L. Lyons, Inc.	22,500
Keefe, Bruyette & Woods, Inc.	22,500
McGinn, Smith & Co., Inc.	22,500
Mesirow Financial, Inc.	22,500
Miller Johnson Steichen Kinnard, Inc.	22,500
Morgan Keegan & Company, Inc.	22,500
Pershing LLC	22,500
Raymond James & Associates, Inc.	22,500
Robert W. Baird & Co. Incorporated	22,500
Ryan Beck & Co., Inc.	22,500
Smith, Moore & Co.	22,500
Southwest Securities, Inc.	22,500
Sterne, Aggie & Leach, Inc.	22,500
Stephens Inc.	22,500

Sch. I-1

Underwriters’
Commitment
Stifel, Nicolaus & Company, Incorporated	22,500
SunTrust Capital Markets, Inc.	22,500
Wedbush Morgan Securities Inc.	22,500
William Blair & Company L.L.C.	22,500
B.C. Ziegler and Company	22,500
Total	$12,000,000

Sch. I-2